Exhibit T3A-51

State of Delaware Secretary of State Division of Corporations Delivered 01:00 PM 01/14/2017 FILED 01:00 PM 01/14/2017 SR 20170254586 - File Number 6285088

CERTIFICATE OF INCORPORATION

OF

WEATHERFORD INVESTMENT INC.

FIRST:  The name of the corporation is Weatherford Investment Inc. (the “Corporation”).

SECOND:    The address of the initial registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 U.S.A. The name of such registered agent at such address is The Corporation Trust Company.

THIRD:   The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH:   The Corporation shall have the authority to issue 20,000,000 shares of common stock, par value $27.00 per share.

FIFTH:   The incorporator of the Corporation is Charity R. Kohl, whose mailing address is 2000 St. James Place, Houston, Texas 77056.

SIXTH: The name and mailing address of each person who is to serve as a director of the Corporation until the first annual meeting of the stockholders or until his or her successor is elected and qualified are as follows:

Name	Mailing Address

Charity R. Kohl	2000 St. James Place
Houston, Texas 77056

SEVENTH:   The duration of the Corporation shall be perpetual.

EIGHTH:       This Certificate of Incorporation shall become effective on January 15, 2017 at 1:01 p.m. Eastern Standard Time.

1

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, does make this certificate, hereby declaring and certifying that the facts stated are true, and accordingly have hereunto set her hand this 14th day of January, 2017.

By:	/s/ Charity R. Kohl
Name:	Charity R. Kohl
Its:	Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:30 PM 12/14/2017
FILED 04:30 PM 12/14/2017
SR 20177581811 - File Number 6285088

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Weatherford Investment Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:   That the Board of Directors of said Weatherford Investment Inc., by written consent of its sole member, adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of Weatherford Investment Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

FOURTH: The Corporation shall have the authority to issue 20,000,000 shares of common stock, par value $0.01 per share.

SECOND:   That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Weatherford Investment Inc. has caused this certificate to be signed by Charity R. Kohl, its Vice President and Secretary, this 14th day of December 2017.

By	/s/ Charity R. Kohl
Charity R. Kohl

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:19 PM 07/10/2018
FILED 01:19 PM 07/10/2018
SR 20185583281 - File Number 6285088

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Weatherford Investment Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation is Weatherford Investment Inc. (the “Corporation”).

SECOND: That the Board of Directors of the Corporation, by written consent of its sole member, adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of Weatherford Investment Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

FOURTH: The Corporation shall have the authority to issue 5,000 shares of common stock, par value $0.01 per share.

Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of common stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified into a different number of shares of common stock (the “New Common Stock”) such that each 4,000 shares of Old Common Stock shall, at the Effective Time, be automatically reclassified into one share of New Common Stock. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to the immediately preceding sentence.

From and after the Effective Time, the term “New Common Stock” as used in this Article FOURTH shall mean the common stock as provided in the Certificate of Incorporation, as amended by this Certificate of Amendment.

THIRD: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be deemed effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Christine M. Morrison, its Vice President and Secretary, this 10th day of July 2018.

By	/s/ Christine M. Morrison
Christine M. Morrison